ZIONS BANCORPORATION, N.A.
Press Release – Page 1
October 21, 2019

Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 October 21, 2019
www.zionsbancorporation.com
Third Quarter 2019 Financial Results: FOR IMMEDIATE RELEASE

Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation, N.A. Reports: 3Q19 Net Earnings¹ of $214 million, diluted EPS of $1.17 compared with 3Q18 Net Earnings¹ of $215 million, diluted EPS of $1.04, and 2Q19 Net Earnings¹ of $189 million, diluted EPS of $0.99

THIRD QUARTER RESULTS

$1.17	$214 million	3.48%	10.4%
Earnings per diluted common share	Net Earnings [1]	Net interest margin (“NIM”)	Common Equity Tier 1

THIRD QUARTER HIGHLIGHTS²

Net Interest Income and NIM	•	Net interest income was $567 million, compared with $565 million
	•	NIM was 3.48%, compared with 3.63%
	•	Total cost of deposits increased 22 basis points, while total cost of deposits from the second quarter of 2019 increased 1 basis point
	•	Average total deposits increased to $55.3 billion, compared with $53.6 billion

Operating Performance	•	Pre-provision net revenue ("PPNR") was $305 million, up 7%
	•	Adjusted PPNR³ was $309 million, up 6%
	•	Noninterest expense was $415 million, down 1%
	•	Adjusted noninterest expense³ was $415 million, stable from the prior year
	•	Efficiency ratio³ was 57.3%, compared with 58.8%

Loans and Credit Quality	•	Net loans and leases were $48.8 billion, up $3.0 billion, or 7%
	•	Nonperforming assets were $237 million, down 19%
	•	Provision for credit losses was $10 million, compared with $(11) million
	•	Net charge-offs of 0.01% of average loans, compared with net credit recoveries of 0.01% of average loans

Capital Returns	•	Return on average tangible common equity³ was 14.2% for both periods
	•	Common stock repurchases of $275 million, 6.6 million shares, or 3.8% of shares outstanding as of June 30, 2019
	•	Common dividend increased to $0.34 per share from $0.30 per share

Notable Items	•	Net charge-offs of 0.01% of average loans for the trailing 12 months

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO, commented, “Given the challenging interest rate environment in which banks currently operate, we’re pleased with the quarter’s overall results. We achieved solid growth of both demand and interest-bearing deposits, moderate loan growth, strong customer-related fee income growth, and flat operating expenses. Credit quality also remained well-controlled, with annualized net charge-offs of only 0.01% of average loans, and nonperforming assets which declined to less than 0.5% of average loans. A 12% reduction in average outstanding diluted shares relative to last year’s third quarter helped produce a 13% increase in earnings per share.”

Mr. Simmons continued, “As we adjust to a lower interest rate environment and anticipate the resulting continued pressure on interest margins, we will continue to take steps to carefully manage operating expenses in the year ahead. We are optimistic that we will be able to manage 2020 operating expenses to a level that is no more than, and likely modestly reduced from, expected 2019 results.”

OPERATING PERFORMANCE[3]

¹ Net Earnings is net earnings applicable to common shareholders.
² Comparisons noted in the bullet points are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
³ For information on non-GAAP financial measures and the reasons for which the Bank presents these numbers, see pages 16-19.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 2
October 21, 2019

Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period, unless otherwise specified. Growth rates of 100% or more are rendered as not meaningful as they are generally reflective of a low initial starting point.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				3Q19 - 2Q19		3Q19 - 3Q18
(In millions)	3Q19	2Q19	3Q18	$	%	$	%
Interest and fees on loans	$581	$581	$537	$—	—%	$44	8%
Interest on money market investments	8	8	8	—	—	—	—
Interest on securities	88	95	86	(7)	(7)	2	2
Total interest income	677	684	631	(7)	(1)	46	7
Interest on deposits	69	66	38	3	5	31	82
Interest on short and long-term borrowings	41	49	28	(8)	(16)	13	46
Total interest expense	110	115	66	(5)	(4)	44	67
Net interest income	$567	$569	$565	$(2)	—	$2	—
				bps		bps
Yield on interest-earning assets	4.15%	4.24%	4.06%	(9)		9
Rate paid on total deposits and interest-bearing liabilities	0.71%	0.75%	0.45%	(4)		26
Cost of total deposits	0.50%	0.49%	0.28%	1		22
Net interest margin	3.48%	3.54%	3.63%	(6)		(15)
Net interest income increased $2 million to $567 million in the third quarter of 2019 from $565 million in the third quarter of 2018. Total interest income increased $46 million due to a $44 million increase in interest and fees on loans, primarily resulting from average loan growth of $3.5 billion. Interest expense increased $44 million primarily due to increases in the rate paid on deposits and short and long-term borrowings, reflecting the increase in short-term interest rates, in addition to a $1.8 billion, or 41%, increase in average short and long-term borrowings.
The yield on interest earning assets was 4.15%, a decrease of 9 basis points compared with the second quarter of 2019, and an increase of 9 basis points compared with the third quarter of 2018. When adjusted for interest recoveries of $3 million in the third quarter of 2018, using $1 million per loan as the reporting threshold, the yield on interest earning assets increased 11 basis points. Relative to the prior quarter, there was no material change in the recovery of interest income from nonaccrual loans. The yield on securities increased modestly over the year ago rate; however, relative to the second quarter of 2019, the yield on securities declined somewhat due to increased premium amortization resulting from faster repayment speeds.
The rate paid on total deposits and interest-bearing liabilities was 0.71% for the third quarter of 2019, a decrease from 0.75% for the second quarter of 2019, and an increase from 0.45% for the third quarter of 2018. The decline from the second quarter of 2019 was primarily due to lower rates paid on federal funds purchased and other short-term borrowings in addition to strong deposit growth. The increase from the third quarter of 2018 was due to an increase in the cost of deposits and other borrowed funds. The annualized cost of total deposits for the third quarter of 2019 was 0.50%, compared with 0.49% for the second quarter of 2019, and 0.28% for the third quarter of 2018.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 3
October 21, 2019

The net interest margin decreased to 3.48% in the third quarter of 2019, compared with 3.54% in the second quarter of 2019, and 3.63% in the same prior year period. The decrease from the second quarter of 2019 was primarily due a decline in loan and securities yields. The decrease from the same prior year period was due to an increase in the cost of deposits, partially offset by an increase in yields on interest-earning assets.

Noninterest Income
				3Q19 - 2Q19		3Q19 - 3Q18
(In millions)	3Q19	2Q19	3Q18	$	%	$	%
Commercial account fees	$31	$30	$31	$1	3%	$—	—%
Card fees	24	23	24	1	4	—	—
Retail and business banking fees	20	20	19	—	—	1	5
Loan-related fees and income	21	17	17	4	24	4	24
Capital markets and foreign exchange fees	23	20	14	3	15	9	64
Wealth management and trust fees	16	15	14	1	7	2	14
Other customer-related fees	5	5	7	—	—	(2)	(29)
Customer-related fees	140	130	126	10	8	14	11
Dividends and other income	4	5	11	(1)	(20)	(7)	(64)
Securities gains (losses), net	2	(3)	(1)	5	NM	3	NM
Total noninterest income	$146	$132	$136	$14	11	$10	7
Total noninterest income for the third quarter of 2019 increased by $10 million, or 7%, to $146 million from $136 million for the third quarter of 2018. Customer-related fees increased $14 million, which was largely attributable to a $7 million increase in fees for customer interest rate swap activity. Loan-related fees and income increased by $4 million, primarily due to an increase in volume of mortgage loan originations and sales to government-sponsored entities. Dividends and other income decreased by $7 million primarily due to a valuation adjustment on client-related interest rate swaps in the third quarter of 2019. As a result of the decline in interest rates during 2019 and increased client activity during the quarter, these client-related interest rate swaps significantly increased in value, resulting in the Bank having a larger exposure to the clients and a $6 million valuation adjustment in the third quarter of 2019, compared with $6 million in the second quarter of 2019, and less than $1 million in the third quarter of 2018.

Noninterest Expense
				3Q19 - 2Q19		3Q19 - 3Q18
(In millions)	3Q19	2Q19	3Q18	$	%	$	%
Salaries and employee benefits	$273	$274	$264	$(1)	—%	$9	3%
Occupancy, net	34	32	33	2	6	1	3
Furniture, equipment and software, net	34	35	30	(1)	(3)	4	13
Other real estate expense, net	(2)	—	1	(2)	NM	(3)	NM
Credit-related expense	2	8	5	(6)	(75)	(3)	(60)
Professional and legal services	10	13	12	(3)	(23)	(2)	(17)
Advertising	6	5	8	1	20	(2)	(25)
FDIC premiums	7	6	18	1	17	(11)	(61)
Other	51	51	49	—	—	2	4
Total noninterest expense	$415	$424	$420	$(9)	(2)	$(5)	(1)
Adjusted noninterest expense [1]	$415	$423	$416	$(8)	(2)	$(1)	—

[1]	For information on non-GAAP financial measures, see pages 16-19.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 4
October 21, 2019

Noninterest expense for the third quarter of 2019 was $415 million, a decrease of 1% when compared with $420 million for the third quarter of 2018. FDIC premiums decreased $11 million primarily due to the elimination of the FDIC surcharge for large banks because the required Deposit Insurance Fund reserve ratio has been met, and the Bank issuing unsecured debt which results in lower FDIC premiums. Other real estate expense and credit-related expense both decreased by $3 million.
The aforementioned decreases in noninterest expense were partially offset by a $9 million increase in salaries and employee benefits and a $4 million increase in furniture, equipment and software expense. The increase in salaries and employee benefits was primarily due to a $13 million increase in base salaries, resulting from annual salary merit increases and employee headcount and a $2 million increase in employee benefits, partially offset by an $8 million decrease in incentive compensation. Furniture, equipment and software expense increased primarily as a result of the successful implementation of the second phase of our three-phase multi-year project to replace our core loan and deposit systems, which occurred in the first quarter of 2019, and has subsequently resulted in increased amortization expense.
Our efficiency ratio was 57.3% in the third quarter of 2019, compared with 59.0% in the second quarter of 2019, and 58.8% in the third quarter of 2018. Adjusted noninterest expense for the third quarter of 2019 decreased $1 million, or less than 1%, to $415 million, compared with $416 million for the same prior year period. For information on non-GAAP financial measures, including differences between noninterest expense and adjusted noninterest expense, see pages 16-19.
BALANCE SHEET ANALYSIS

Asset Quality
				3Q19 - 2Q19		3Q19 - 3Q18
(In millions)	3Q19	2Q19	3Q18	bps		bps
Ratio of nonperforming assets to loans and leases and other real estate owned	0.48%	0.52%	0.64%	(4)		(16)
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.01%	0.12%	(0.01)%	(11)		2
Ratio of allowance for loan losses to loans and leases, at period end	1.04%	1.03%	1.05%	1		(1)
				$	%	$	%
Classified loans	$799	$770	$784	$29	4%	$15	2%
Nonperforming assets	237	253	292	(16)	(6)	(55)	(19)
Net loan and lease charge-offs (recoveries)	1	14	(1)	(13)	(93)	2	NM
Provision for credit losses	10	21	(11)	(11)	(52)	21	NM
Asset quality improved slightly when compared with the same prior year period. Nonperforming assets declined 19% from the third quarter of 2018, largely due to improvements in the oil and gas-related and commercial real estate portfolios. The ratio of nonaccrual loans and accruing loans past due 90 days or more to loans and leases was 0.49%, compared with 0.65% in the third quarter of 2018, reflecting a continued benign credit environment and disciplined underwriting.
The Bank recorded a $10 million provision for credit losses during the third quarter of 2019, compared with $21 million during the second quarter of 2019, and $(11) million for the third quarter of 2018. The allowance for loan losses was $510 million at September 30, 2019, compared with $480 million at September 30, 2018, or 1.04% and 1.05% of loans and leases, respectively. The increased allowance for credit losses from the prior year period is primarily due to loan growth and an increase in the qualitative portion of the allowance related to general economic indicators.

Loans and Leases
				3Q19 - 2Q19		3Q19 - 3Q18
(In millions)	3Q19	2Q19	3Q18	$	%	$	%
Loans held for sale	$141	$105	$61	$36	34%	$80	NM
Loans and leases:
Commercial	25,287	25,107	23,539	180	1	1,748	7
Commercial real estate	11,816	11,827	11,047	(11)	—	769	7
Consumer	11,732	11,683	11,224	49	—	508	5
Loans and leases, net of unearned income and fees	48,835	48,617	45,810	218	—	3,025	7
Less allowance for loan losses	510	503	480	7	1	30	6
Loans held for investment, net of allowance	$48,325	$48,114	$45,330	$211	—	$2,995	7
Loans and leases, net of unearned income and fees, increased $3.0 billion, or 7%, to $48.8 billion at September 30, 2019 from $45.8 billion at September 30, 2018. Within commercial loans, commercial and industrial loans increased $750 million and municipal loans increased $622 million. Term commercial real estate loans increased $717 million.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 5
October 21, 2019

The growth in consumer loans was primarily due to a $467 million increase in 1-4 family residential loans. Unfunded lending commitments and letters of credit increased to $23.6 billion at September 30, 2019, compared with $21.9 billion at September 30, 2018.

Deposits and Borrowed Funds
				3Q19 - 2Q19		3Q19 - 3Q18
(In millions)	3Q19	2Q19	3Q18	$	%	$	%
Noninterest-bearing demand	$23,770	$22,947	$24,067	$823	4%	$(297)	(1)%
Interest-bearing:
Savings and money market	27,427	26,470	25,462	957	4	1,965	8
Time	4,942	4,915	4,256	27	1	686	16
Total deposits	$56,139	$54,332	$53,785	$1,807	3	$2,354	4

Borrowed funds:
Federal funds purchased and other short-term borrowings	$4,579	$6,023	$3,780	(1,444)	(24)	799	21
Long-term debt	$1,242	$1,236	$879	6	—	363	41
Total borrowed funds	$5,821	$7,259	$4,659	$(1,438)	(20)	$1,162	25
Total deposits increased by $2.4 billion, or 4%, to $56.1 billion as of September 30, 2019, while noninterest bearing deposits decreased $0.3 billion, or 1%, over the same period. Average total deposits increased to $55.3 billion for the third quarter of 2019, compared with $53.6 billion for the third quarter of 2018. Average noninterest bearing deposits declined 3% to $23.4 billion for the third quarter of 2019, compared with $24.0 billion for the third quarter of 2018, and were 42% and 45% of average total deposits, respectively, for the same periods.
Total borrowed funds increased $1.2 billion, or 25%, to $5.8 billion as of September 30, 2019. Average borrowed funds increased to $6.3 billion for the third quarter of 2019, compared with $4.5 billion for the third quarter of 2018. The increase in both end of period and average borrowed funds reflects recent loan growth, which has exceeded deposit growth.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 6
October 21, 2019

Shareholders’ Equity
				3Q19 - 2Q19		3Q19 - 3Q18
(In millions)	3Q19	2Q19	3Q18	$	%	$	%
Shareholders’ equity:
Preferred stock	$566	$566	$566	$—	—%	$—	—%
Common stock and additional paid-in capital	3,002	3,271	4,052	(269)	(8)	(1,050)	(26)
Retained earnings	3,892	3,737	3,296	155	4	596	18
Accumulated other comprehensive income (loss)	49	25	(361)	24	96	410	NM
Total shareholders' equity	$7,509	$7,599	$7,553	$(90)	(1)	$(44)	(1)

Capital distributions:
Common dividends paid	$60	$54	$58	6	11	2	3
Bank common stock repurchased	275	275	185	—	—	90	49
Total capital distributed to common shareholders	335	329	243	6	2	92	38

Capital distributed as a percentage of net earnings applicable to common shareholders	157%	174%	113%
During the third quarter of 2019, the Bank’s common stock dividend was $0.34 per share, compared with $0.30 per share in the third quarter of 2018. Common stock repurchases during the current quarter totaled $275 million, or 6.6 million shares, which is equivalent to 3.8% of common stock outstanding as of June 30, 2019. During the last four quarters, the Bank repurchased $1.1 billion, or 23.1 million shares, of common stock which is equivalent to 12.0% of common stock outstanding as of September 30, 2018. As of September 30, 2019, the Bank had 29.3 million ZIONW warrants outstanding with a strike price of $34.14 per share that expire on May 22, 2020.
Common stock and additional paid-in capital decreased $1.1 billion, or 26%, from the third quarter of 2018, primarily due to the previously mentioned share repurchases. Accumulated other comprehensive income improved $410 million from a negative $361 million as of September 30, 2018, to $49 million as of September 30, 2019. The improvement was primarily a result of increases in the fair value of available-for-sale securities due to changes in interest rates.
Tangible book value per common share increased to $34.80 at September 30, 2019, compared with $31.08 at September 30, 2018, primarily due to a 11.3% decrease in common shares outstanding over the same period. Basel III common equity tier 1 (“CET1”) capital was $5.9 billion at September 30, 2019 and $6.3 billion at September 30, 2018. The estimated Basel III CET1 capital ratio was 10.4% at September 30, 2019 compared with 12.1% at September 30, 2018. For information on non-GAAP financial measures, see pages 16-19.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 7
October 21, 2019

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 21, 2019). Media representatives, analysts, investors and the public are invited to join this discussion by calling (253) 237-1247 (domestic and international) and entering the passcode 1358841 or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
Additionally, Zions expects to host its biennial investor day on Thursday, February 6, 2020. Institutional investors and professional equity and fixed income analysts are encouraged to attend in person; retail investors and investment advisers are encouraged to join by webcast. The link to the webcast will be posted to zionsbancorporation.com in advance of the event.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with total assets of $70 billion. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming. The Bank is a national leader in Small Business Administration lending and public finance advisory services. The Bank has been the recipient of many local and national awards, primarily reflecting its strong customer service and products. The Bank has a strong commitment to the communities in which it operates. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
This earnings release includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements.
Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about future financial and operating results. Actual results and outcomes may differ materially from those presented, either expressed or implied, in the release. Important risk factors that may cause such material differences include, but are not limited to, the Bank’s ability to meet operating leverage goals; the rate of change of interest-sensitive assets and liabilities relative to changes in benchmark interest rates; the ability of the Bank to upgrade its core deposit system and implement new digital products in order to remain competitive; risks associated with information security, such

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ZIONS BANCORPORATION, N.A.
Press Release – Page 8
October 21, 2019

as systems breaches and failures; and legislative, regulatory and economic developments. These risks, as well as other factors, are discussed in the Bank’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (https://www.sec.gov/). In addition, you may obtain documents filed with the SEC by the Bank free of charge by contacting: Investor Relations, Zions Bancorporation, N.A., One South Main Street, 11th Floor, Salt Lake City, Utah 84133, (801) 844-7637.
Except as required by law, Zions Bancorporation, N.A. specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 9
October 21, 2019

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
BALANCE SHEET [1]
Loans held for investment, net of allowance	$48,325	$48,114	$47,109	$46,219	$45,330
Total assets	70,361	70,065	69,195	68,746	66,731
Deposits	56,139	54,332	54,535	54,101	53,785
Total shareholders’ equity	7,509	7,599	7,588	7,578	7,553
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$214	$189	$205	$217	$215
Net interest income	567	569	576	576	565
Taxable-equivalent net interest income [2]	574	576	582	582	570
Total noninterest income	146	132	132	140	136
Total noninterest expense	415	424	430	420	420
Adjusted pre-provision net revenue [2]	309	294	285	305	291
Provision for credit losses	10	21	4	6	(11)
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$1.17	$0.99	$1.04	$1.08	$1.04
Dividends	0.34	0.30	0.30	0.30	0.30
Book value per common share [1]	40.75	39.75	38.47	37.39	36.36
Tangible book value per common share [1,2]	34.80	34.02	32.92	31.97	31.08
Weighted average share price	43.04	46.11	47.71	46.61	52.80
Weighted average diluted common shares outstanding (in thousands)	181,870	189,098	195,241	199,048	205,765
Common shares outstanding (in thousands) [1]	170,373	176,935	182,513	187,554	192,169
SELECTED RATIOS AND OTHER DATA
Return on average assets	1.25%	1.14%	1.26%	1.34%	1.33%
Return on average common equity	12.1%	10.8%	11.9%	12.4%	12.1%
Return on average tangible common equity [2]	14.2%	12.7%	13.9%	14.5%	14.2%
Net interest margin	3.48%	3.54%	3.68%	3.67%	3.63%
Cost of total deposits, annualized	0.50%	0.49%	0.43%	0.35%	0.28%
Efficiency ratio [2]	57.3%	59.0%	60.2%	57.8%	58.8%
Effective tax rate	22.9%	22.7%	22.3%	22.1%	23.6%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.48%	0.52%	0.50%	0.55%	0.64%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.01%	0.12%	—%	(0.07)%	(0.01)%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.17%	1.16%	1.17%	1.18%	1.17%
Full-time equivalent employees	10,255	10,326	10,204	10,201	10,143
CAPITAL RATIOS AND DATA [1]
Common equity tier 1 capital	$5,871	$5,987	$6,124	$6,245	$6,331
Risk-weighted assets	56,307	55,499	54,404	53,591	52,493
Tangible common equity ratio	8.5%	8.7%	8.8%	8.9%	9.1%
Common equity tier 1 capital ratio	10.4%	10.8%	11.3%	11.7%	12.1%
Tier 1 leverage ratio	9.3%	9.5%	9.9%	10.3%	10.5%
Tier 1 risk-based capital ratio	11.4%	11.8%	12.3%	12.7%	13.1%
Total risk-based capital ratio	12.6%	13.0%	13.5%	13.9%	14.6%

[1]	At period end.

[2]	For information on non-GAAP financial measures, see pages 16-19.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 10
October 21, 2019

CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, shares in thousands)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$796	$538	$536	$614	$517
Money market investments:
Interest-bearing deposits	1,149	634	702	619	590
Federal funds sold and security resell agreements	504	620	438	1,461	560
Investment securities:
Held-to-maturity[1], at amortized cost	658	695	764	774	751
Available-for-sale, at fair value	14,033	14,672	14,904	14,737	14,625
Trading account, at fair value	280	148	316	106	176
Total investment securities	14,971	15,515	15,984	15,617	15,552
Loans held for sale	141	105	69	93	61
Loans and leases, net of unearned income and fees	48,835	48,617	47,606	46,714	45,810
Less allowance for loan losses	510	503	497	495	480
Loans held for investment, net of allowance	48,325	48,114	47,109	46,219	45,330
Other noninterest-bearing investments	982	1,056	993	1,046	1,027
Premises, equipment and software, net	1,146	1,133	1,125	1,124	1,111
Goodwill and intangibles	1,014	1,014	1,014	1,015	1,015
Other real estate owned	4	5	6	4	4
Other assets	1,329	1,331	1,219	934	964
Total assets	$70,361	$70,065	$69,195	$68,746	$66,731
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$23,770	$22,947	$23,259	$23,645	$24,067
Interest-bearing:
Savings and money market	27,427	26,470	26,348	26,120	25,462
Time	4,942	4,915	4,928	4,336	4,256
Total deposits	56,139	54,332	54,535	54,101	53,785
Federal funds purchased and other short-term borrowings	4,579	6,023	4,944	5,653	3,780
Long-term debt	1,242	1,236	1,228	724	879
Reserve for unfunded lending commitments	62	60	59	57	58
Other liabilities	830	815	841	633	676
Total liabilities	62,852	62,466	61,607	61,168	59,178
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	566	566	566	566	566
Common stock2 ($0.001 par value; authorized 350,000 shares) and additional paid-in capital	3,002	3,271	3,541	3,806	4,052
Retained earnings	3,892	3,737	3,603	3,456	3,296
Accumulated other comprehensive income (loss)	49	25	(122)	(250)	(361)
Total shareholders’ equity	7,509	7,599	7,588	7,578	7,553
Total liabilities and shareholders’ equity	$70,361	$70,065	$69,195	$68,746	$66,731
[1] Held-to-maturity (approximate fair value)	662	698	762	767	734
[2] Common stock (issued and outstanding)	170,373	176,935	182,513	187,554	192,169

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ZIONS BANCORPORATION, N.A.
Press Release – Page 11
October 21, 2019

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In millions, except share and per share amounts)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Interest income:
Interest and fees on loans	$581	$581	$570	$555	$537
Interest on money market investments	8	8	9	8	8
Interest on securities	88	95	96	93	86
Total interest income	677	684	675	656	631
Interest expense:
Interest on deposits	69	66	57	48	38
Interest on short- and long-term borrowings	41	49	42	32	28
Total interest expense	110	115	99	80	66
Net interest income	567	569	576	576	565
Provision for credit losses:
Provision for loan losses	8	20	2	7	(11)
Provision for unfunded lending commitments	2	1	2	(1)	—
Total provision for credit losses	10	21	4	6	(11)
Net interest income after provision for credit losses	557	548	572	570	576
Noninterest income:
Commercial account fees	31	30	30	29	31
Card fees	24	23	22	25	24
Retail and business banking fees	20	20	18	20	19
Loan-related fees and income	21	17	16	20	17
Capital markets and foreign exchange fees	23	20	17	16	14
Wealth management and trust fees	16	15	14	14	14
Other customer-related fees	5	5	5	7	7
Customer-related fees	140	130	122	131	126
Dividends and other income	4	5	9	7	11
Securities gains (losses), net	2	(3)	1	2	(1)
Total noninterest income	146	132	132	140	136
Noninterest expense:
Salaries and employee benefits	273	274	287	270	264
Occupancy, net	34	32	33	35	33
Furniture, equipment and software, net	34	35	32	31	30
Other real estate expense, net	(2)	—	(1)	—	1
Credit-related expense	2	8	6	6	5
Professional and legal services	10	13	11	15	12
Advertising	6	5	5	6	8
FDIC premiums	7	6	6	6	18
Other	51	51	51	51	49
Total noninterest expense	415	424	430	420	420
Income before income taxes	288	256	274	290	292
Income taxes	66	58	61	64	69
Net income	222	198	213	226	223
Preferred stock dividends	(8)	(9)	(8)	(9)	(8)
Net earnings applicable to common shareholders	$214	$189	$205	$217	$215
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	173,160	179,156	184,767	189,169	192,973
Diluted shares (in thousands)	181,870	189,098	195,241	199,048	205,765
Net earnings per common share:
Basic	$1.23	$1.05	$1.10	$1.14	$1.11
Diluted	1.17	0.99	1.04	1.08	1.04

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ZIONS BANCORPORATION, N.A.
Press Release – Page 12
October 21, 2019

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Commercial:
Commercial and industrial	$14,846	$14,883	$14,758	$14,513	$14,096
Leasing	332	337	312	327	332
Owner occupied	7,924	7,828	7,754	7,661	7,548
Municipal	2,185	2,059	1,774	1,661	1,563
Total commercial	25,287	25,107	24,598	24,162	23,539
Commercial real estate:
Construction and land development	2,347	2,609	2,343	2,186	2,295
Term	9,469	9,218	9,187	8,939	8,752
Total commercial real estate	11,816	11,827	11,530	11,125	11,047
Consumer:
Home equity credit line	2,930	2,929	2,884	2,937	2,884
1-4 family residential	7,506	7,440	7,294	7,176	7,039
Construction and other consumer real estate	637	644	636	643	644
Bankcard and other revolving plans	494	502	489	491	483
Other	165	168	175	180	174
Total consumer	11,732	11,683	11,478	11,427	11,224
Loans and leases, net of unearned income and fees	$48,835	$48,617	$47,606	$46,714	$45,810

Nonperforming Assets
(Unaudited)

(In millions)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018

Nonaccrual loans[1]	$233	$248	$234	$252	$288
Other real estate owned	4	5	6	4	4
Total nonperforming assets	$237	$253	$240	$256	$292
Ratio of nonperforming assets to loans[1] and leases and other real estate owned	0.48%	0.52%	0.50%	0.55%	0.64%
Accruing loans past due 90 days or more	$6	$17	$8	$10	$12
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.01%	0.03%	0.02%	0.02%	0.03%
Nonaccrual loans and accruing loans past due 90 days or more	$239	$265	$242	$262	$300
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.49%	0.54%	0.51%	0.56%	0.65%
Accruing loans past due 30-89 days	$84	$99	$142	$65	$87
Restructured loans included in nonaccrual loans	92	79	76	90	90
Restructured loans on accrual	90	97	98	112	114
Classified loans	799	770	729	698	784
1 Includes loans held for sale.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 13
October 21, 2019

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Allowance for Loan Losses
Balance at beginning of period	$503	$497	$495	$480	$490
Provision for loan losses	8	20	2	7	(11)
Loan and lease charge-offs	11	23	12	13	17
Less: Recoveries	10	9	12	21	18
Net loan and lease charge-offs (recoveries)	1	14	—	(8)	(1)
Balance at end of period	$510	$503	$497	$495	$480
Ratio of allowance for loan losses to loans[1] and leases, at period end	1.04%	1.03%	1.04%	1.06%	1.05%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	219%	203%	212%	201%	167%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	0.01%	0.12%	—%	(0.07)%	(0.01)%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$60	$59	$57	$58	$58
Provision for unfunded lending commitments	2	1	2	(1)	—
Balance at end of period	$62	$60	$59	$57	$58

Allowance for Credit Losses
Allowance for loan losses	$510	$503	$497	$495	$480
Reserve for unfunded lending commitments	62	60	59	57	58
Total allowance for credit losses	$572	$563	$556	$552	$538
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.17%	1.16%	1.17%	1.18%	1.17%
1 Does not include loans held for sale.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 14
October 21, 2019

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018

Loans held for sale	$—	$—	$—	$6	$—
Commercial:
Commercial and industrial	$97	$85	$72	$82	$112
Leasing	1	1	1	2	2
Owner occupied	49	69	69	67	66
Municipal	—	1	1	1	1
Total commercial	147	156	143	152	181
Commercial real estate:
Construction and land development	—	1	1	—	—
Term	29	31	32	38	46
Total commercial real estate	29	32	33	38	46
Consumer:
Home equity credit line	12	12	11	13	13
1-4 family residential	44	44	45	42	47
Construction and other consumer real estate	1	4	2	—	—
Bankcard and other revolving plans	—	—	—	1	1
Other	—	—	—	—	—
Total consumer	57	60	58	56	61
Total nonaccrual loans	$233	$248	$234	$252	$288

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Commercial:
Commercial and industrial	$—	$13	$1	$(10)	$(3)
Leasing	—	—	—	—	—
Owner occupied	(1)	—	1	—	(1)
Municipal	—	—	—	—	—
Total commercial	(1)	13	2	(10)	(4)
Commercial real estate:
Construction and land development	—	—	—	(1)	(2)
Term	(1)	—	(2)	—	4
Total commercial real estate	(1)	—	(2)	(1)	2
Consumer:
Home equity credit line	—	—	(1)	—	(1)
1-4 family residential	(1)	(1)	(1)	—	—
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	3	1	1	2	2
Other	1	1	1	1	—
Total consumer loans	3	1	—	3	1
Total net charge-offs (recoveries)	$1	$14	$—	$(8)	$(1)

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ZIONS BANCORPORATION, N.A.
Press Release – Page 15
October 21, 2019

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	September 30, 2019		June 30, 2019		September 30, 2018
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$1,413	2.41%	$1,261	2.64%	$1,327	2.25%
Securities:
Held-to-maturity	693	3.66%	687	3.69%	848	3.52%
Available-for-sale	14,323	2.29%	14,750	2.43%	14,592	2.20%
Trading account	135	4.50%	172	4.48%	65	3.43%
Total securities	15,151	2.37%	15,609	2.51%	15,505	2.28%
Loans held for sale	89	3.67%	71	2.18%	53	4.82%
Loans held for investment:[2]
Commercial	25,284	4.83%	24,977	4.94%	23,263	4.88%
Commercial real estate	11,849	5.10%	11,777	5.22%	11,009	5.01%
Consumer	11,695	4.22%	11,570	4.28%	11,096	4.07%
Total loans held for investment	48,828	4.75%	48,324	4.85%	45,368	4.71%
Total interest-earning assets	65,481	4.15%	65,265	4.24%	62,253	4.06%
Cash and due from banks	616		592		516
Allowance for loan losses	(502)		(496)		(489)
Goodwill and intangibles	1,014		1,014		1,015
Other assets	3,643		3,480		3,079
Total assets	$70,252		$69,855		$66,374
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$26,962	0.65%	$26,262	0.63%	$25,483	0.36%
Time	4,963	1.99%	5,025	2.02%	4,118	1.49%
Total interest-bearing deposits	31,925	0.86%	31,287	0.85%	29,601	0.52%
Borrowed funds:
Federal funds purchased and other short-term borrowings	5,099	2.29%	5,795	2.53%	3,917	2.09%
Long-term debt	1,239	3.65%	1,230	3.84%	572	4.91%
Total borrowed funds	6,338	2.56%	7,025	2.76%	4,489	2.45%
Total interest-bearing funds	38,263	1.14%	38,312	1.20%	34,090	0.77%
Noninterest-bearing deposits	23,359		23,060		23,974
Other liabilities	1,062		929		720
Total liabilities	62,684		62,301		58,784
Shareholders’ equity:
Preferred equity	566		566		566
Common equity	7,002		6,988		7,024
Total shareholders’ equity	7,568		7,554		7,590
Total liabilities and shareholders’ equity	$70,252		$69,855		$66,374
Spread on average interest-bearing funds		3.01%		3.04%		3.29%
Impact of net noninterest-bearing sources of funds		0.47%		0.50%		0.34%
Net interest margin		3.48%		3.54%		3.63%
Memo: total cost of deposits		0.50%		0.49%		0.28%
Memo: total deposits and interest-bearing liabilities	61,622	0.71%	61,372	0.75%	58,064	0.45%
1 Rates are calculated using amounts in thousands and taxable-equivalent rates used where applicable.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 16
October 21, 2019

GAAP to Non-GAAP Reconciliations
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures, to provide investors with additional information. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. The Bank considers these adjustments to be relevant to ongoing operating results and provide a meaningful base for period-to-period and company-to-company comparisons. These non-GAAP financial measures are used by management to assess the performance and financial position of the Bank and for presentations of Bank performance to investors. The Bank further believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Bank on the same basis as that applied by management.
Non-GAAP financial measures have inherent limitations, and are not required to be uniformly applied by individual entities. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
The following are non-GAAP financial measures presented in this press release and a discussion of the reasons for which management uses these non-GAAP measures:
Tangible Book Value per Common Share – this schedule also includes “tangible common equity.” Tangible book value per common share is a non-GAAP financial measure that management believes provides additional useful information about the level of tangible equity in relation to outstanding shares of common stock. Management believes the use of ratios that utilize tangible equity provides additional useful information to management and others about capital adequacy because they present measures of those assets that can generate income.

(In millions, except shares and per share amounts)		September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Tangible Book Value per Common Share
Total shareholders’ equity (GAAP)		$7,509	$7,599	$7,588	$7,578	$7,553
Preferred stock		(566)	(566)	(566)	(566)	(566)
Goodwill and intangibles		(1,014)	(1,014)	(1,014)	(1,015)	(1,015)
Tangible common equity (non-GAAP)	(a)	$5,929	$6,019	$6,008	$5,997	$5,972
Common shares outstanding (in thousands)	(b)	170,373	176,935	182,513	187,554	192,169
Tangible book value per common share (non-GAAP)	(a/b)	$34.80	$34.02	$32.92	$31.97	$31.08

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ZIONS BANCORPORATION, N.A.
Press Release – Page 17
October 21, 2019

GAAP to Non-GAAP Reconciliations
(Unaudited)
Return on Average Tangible Common Equity – this schedule also includes “net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax” and “average tangible common equity.” Return on average tangible common equity is a non-GAAP financial measure that management believes provides useful information to management and others about the Bank’s use of shareholders’ equity. Management believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income.

		Three Months Ended
(Dollar amounts in millions)		September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Return on Average Tangible Common Equity
Net earnings applicable to common shareholders (GAAP)		$214	$189	$205	$217	$215
Adjustments, net of tax:
Amortization of core deposit and other intangibles		—	—	—	—	—
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$214	$189	$205	$217	$215
Average common equity (GAAP)		$7,002	$6,988	$7,005	$6,938	$7,024
Average goodwill and intangibles		(1,014)	(1,014)	(1,014)	(1,015)	(1,015)
Average tangible common equity (non-GAAP)	(b)	$5,988	$5,974	$5,991	$5,923	$6,009
Number of days in quarter	(c)	92	91	90	92	92
Number of days in year	(d)	365	365	365	365	365
Return on average tangible common equity (non-GAAP)	(a/b/c)*d	14.2%	12.7%	13.9%	14.5%	14.2%

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ZIONS BANCORPORATION, N.A.
Press Release – Page 18
October 21, 2019

GAAP to Non-GAAP Reconciliations
(Unaudited)
Efficiency Ratio – this schedule also includes “adjusted noninterest expense,” “taxable-equivalent net interest income,” “adjusted taxable-equivalent revenue,” “pre-provision net revenue (PPNR)” and “adjusted PPNR.” The methodology of determining the efficiency ratio may differ among companies. Management makes adjustments to exclude certain items as identified in the subsequent schedules which it believes allows for more consistent comparability among periods. Management believes the efficiency ratio provides useful information regarding the cost of generating revenue. Adjusted noninterest expense provides a measure as to how well the Bank is managing its expenses, and adjusted PPNR enables management and others to assess the Bank’s ability to generate capital to cover credit losses through a credit cycle. Taxable-equivalent net interest income allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources.
Adjusted Pre-Provision Net Revenue per Common Share – this schedule uses “adjusted PPNR” as calculated in the efficiency ratio, which is divided by the weighted average diluted common shares for the period. As mentioned previously, Management believes that adjusted PPNR enables management and others to assess the Bank’s ability to generate capital to cover credit losses through a credit cycle. Dividing this amount by the weighted average diluted common shares outstanding provides a shareholder’s perspective of PPNR growth.

		Three Months Ended
(In millions)		September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$415	$424	$430	$420	$420
Adjustments:
Severance costs		2	1		2	2
Other real estate expense, net		(2)	—	(1)	—	1
Restructuring costs		—	—	—	—	1
Pension termination-related expense		—	—	—	—	—
Total adjustments	(b)	—	1	(1)	2	4
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$415	$423	$431	$418	$416
Net interest income (GAAP)	(d)	$567	$569	$576	$576	$565
Fully taxable-equivalent adjustments	(e)	7	7	6	6	5
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	574	576	582	582	570
Noninterest income (GAAP)	(g)	146	132	132	140	136
Combined income (non-GAAP)	(f+g)=(h)	720	708	714	722	706
Adjustments:
Fair value and nonhedge derivative loss		(6)	(6)	(3)	(3)	—
Securities gains (losses), net		2	(3)	1	2	(1)
Total adjustments	(i)	(4)	(9)	(2)	(1)	(1)
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$724	$717	$716	$723	$707
Pre-provision net revenue (PPNR) (non-GAAP)	(h)-(a)	$305	$284	$284	$302	$286
Adjusted PPNR (non-GAAP)	(j-c)=(k)	309	294	285	305	291
Efficiency ratio (non-GAAP)	(c/j)	57.3%	59.0%	60.2%	57.8%	58.8%

Adjusted PPNR per common share
Adjusted PPNR (non-GAAP)	(k)	309	294	285	305	291
Weighted average diluted shares outstanding (in thousands)	(l)	181,870	189,098	195,241	199,048	205,765
Adjusted PPNR per common share (non-GAAP)	(k)/(l)	1.70	1.55	1.46	1.53	1.41

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ZIONS BANCORPORATION, N.A.
Press Release – Page 19
October 21, 2019

		Nine Months Ended
(In millions)		September 30, 2019	September 30, 2018
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$1,270	$1,259
Adjustments:
Severance costs		4	1
Other real estate expense		(3)	1
Amortization of core deposit and other intangibles		—	1
Restructuring costs		—	1
Pension termination-related expense		—	—
Total adjustments	(b)	1	4
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$1,269	$1,255
Net interest income (GAAP)	(d)	$1,712	$1,654
Fully taxable-equivalent adjustments	(e)	20	16
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	1,732	1,670
Noninterest income (GAAP)	(g)	410	412
Combined income (non-GAAP)	(f+g)=(h)	2,142	2,082
Adjustments:
Fair value and nonhedge derivative income (loss)		(15)	2
Securities gains (losses), net		—	(1)
Total adjustments	(i)	(15)	1
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$2,157	$2,081
Pre-provision net revenue (PPNR)	(h)-(a)	$872	$823
Adjusted PPNR (non-GAAP)	(j-c)=(k)	888	826
Efficiency ratio (non-GAAP)	(c/j)	58.8%	60.3%

Adjusted PPNR per common share
Adjusted PPNR (non-GAAP)	(k)	888	826
Weighted average diluted shares outstanding (in thousands)	(l)	188,895	208,657
Adjusted PPNR per common share (non-GAAP)	(k)/(l)	4.70	3.96

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